                                                                     EXHIBIT 5.1

                         [BAKER & MCKENZIE LETTERHEAD]

                                  May 5, 1998

Interim Services Inc.
2050 Spectrum Boulevard
Fort Lauderdale, FL 33309

Gentlemen:

    Interim Services Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") (Registration No. 333-50775) under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by the Company of up to $150,000,000 aggregate principal amount of Convertible Subordinated Notes due 2005 (the "Notes"), and up to an additional $22,500,000 aggregate principal amount of Notes upon the exercise of the underwriters' over-allotment option. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

    In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Certificate of Incorporation, as amended, and the bylaws, as amended; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Common Stock to be sold by the Company and related matters; (iii) the Registration Statement and schedules and exhibits thereto; and (iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

    Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that: (i) the Notes have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement and the Indenture filed as Exhibits 1.1 and 4.9, respectively, to the Registration Statement, will be validly issued and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enfocement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and (ii) assuming approval of the proposal to be voted on by the Company's Stockholders on May 7, 1998 to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares, the Common Stock to be issued by the Company upon conversion of the Notes in accordance therewith has been duly and validly authorized, and when issued and delivered in exchange for the Notes as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

    Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the States of Florida and New York. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the General Corporation Laws of the State of Delaware and the States of Florida and New York as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                          Sincerely,
                                          BAKER & MCKENZIE
                                          By: /s/ ANDREW HULSH
                                             -----------------------------------
                                             Andrew Hulsh